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                                                                   EXHIBIT 23.1

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated March 31, 1999 incorporated by reference in this registration statement and to all references to our Firm included in this registration statement. Our report dated February 25, 1999 included in ResortQuest International, Inc.'s Form 10-K for the year ended December 31, 1998, incorporated by reference in this registration statement, is no longer appropriate since related financial statements have been presented giving effect to business combinations accounted for under the pooling of interests method.

                                           ARTHUR ANDERSEN LLP

Memphis, Tennessee,
May 20, 1999.